BENTLEY PHARMACEUTICALS, INC.

                                   6,000 Units

      Each Consisting of one One Thousand Dollar ($1,000) Principal Amount
      12% Convertible Senior Subordinated Debenture Due February ___, 2006
                                       and
         1,000 Class A Redeemable Warrants each to Purchase One Share of
                 Common Stock and One Class B Redeemable Warrant



                             UNDERWRITING AGREEMENT



                                                            ___________ __, 1996


COLEMAN AND COMPANY SECURITIES, INC.
666 Fifth Avenue
New York, New York 10103

Dear Sirs or Madams:

     Bentley Pharmaceuticals, Inc., a Florida corporation (the "Company"), hereby confirms its agreement with Coleman and Company Securities, Inc. (the "Underwriter") for the issuance of the Units described herein under the terms and conditions contained herein.

     The Company proposes to issue and sell to the Underwriter an aggregate of 6,000 Units ("Firm Units"), each consisting of one of the Company's $1,000 principal amount 12% Convertible Senior Subordinated Debentures due February __, 2006 (the "Debentures") and 1,000 Class A Redeemable Warrants (the "Class A Warrants") each for the purchase of one share of the common stock of the Company, par value $.02 per share (the "Common Stock"), and one Class B Redeemable Warrant (the "Class B Warrants"). The Debentures, which are unsecured, are convertible prior to maturity, unless previously redeemed, at any time commencing twelve months after the date hereof (the "Anniversary Date") or immediately following a notice of redemption (as defined in the Prospectus dated February __, 1996) into shares of the Common Stock at a conversion price per share of the lesser of $3.00 or 80% of the average closing price of the Common Stock on the American Stock Exchange for the 20 consecutive trading days immediately preceding the Anniversary Date, or earlier upon a notice of redemption. Interest is payable quarterly. Commencing six months after the date hereof and with the Underwriter's consent, the Company may, on 30 days prior written notice, redeem the Debentures, in whole or in part, if the closing



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price of the Common  Stock on the  American  Stock  Exchange  for each of the 20 consecutive trading days immediately preceding the record date for redemption equals or exceeds $7.00 per share. The redemption price will be 105% of the principal amount of the Debentures or $1,050 per Debenture plus accrued interest through the date of redemption. The conversion price per share during the period following the notice of redemption, if prior to the Anniversary Date, will be the lesser of $3.00 or 80% of the average closing price of the Common Stock on the American Stock Exchange for the 20 consecutive trading days immediately preceding the record date for redemption.

     Each Class A Warrant entitles the holder, at any time for a period of three years from the date hereof but not prior to the Separation Date (as defined below), to purchase one share of Common Stock and one Class B Warrant at a price of $3.00 per share. On or after the Separation Date, on 30 days prior written notice, the Company may redeem all of the Class A Warrants for $.05 per Warrant if the per share closing price for the underlying Common Stock on the American Stock Exchange for each of the 20 consecutive trading days immediately preceding the record date for redemption equals or exceeds 150% of the then exercise price. Two Class B Warrants, together, entitle a holder, for a period of five years from the date hereof, to purchase one share of Common Stock at a price of $5.00 per share. On or after the Separation Date, on 30 days prior written notice, the Company may redeem all of the Class B Warrants for $.05 per Warrant if the per share closing price for the underlying Common Stock on the American Stock Exchange for each of the 20 consecutive trading days immediately preceding the record date for redemption equals or exceeds 130% of the then exercise price. As used in this Agreement the term "Warrants" shall include the Class A Warrants and the Class B Warrants.

     The conversion price of the Debentures and the exercise prices of the Warrants are subject to adjustment under certain circumstances. The Debentures and the Warrants may not be detached for six months after the date hereof without the prior written consent of the Underwriter after which the Debentures and the Warrants shall be separately transferable (such date is referred to herein as the "Separation Date").

     In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriter a 30-day option from the effective date of the Registration Statement, as defined below, to purchase up to 900 additional Units (the "Option Units"). As used in this Agreement, the term "Units" shall include the Firm Units and Option Units.

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants to and agrees with the Underwriter that:

            (a) A registration statement on Form S-1 (Reg. No. 33-65125) with respect to the Units, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations"), and one or more amendments to that registration statement may have been so filed. Copies of such registration statement and of each amendment heretofore filed by the Company with the Commission

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have been delivered to the  Underwriter.  After the execution of this Agreement, the Company will file with the Commission either (i) if the registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in that registration statement (or, if an amendment thereto shall have been filed, in such amendment), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, or (ii) if that registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to that registration statement, including a form of prospectus. As used in this Agreement, the term "Registration Statement" means that registration statement, as amended at the time it was or is declared effective, and any amendment thereto that was or is thereafter declared effective, including all financial schedules and exhibits thereto and any information omitted therefrom pursuant to Rule 430A under the
Act  and  included  in  the  Prospectus  (as  hereinafter  defined);   the  term
"Preliminary Prospectus" means each prospectus subject to completion filed with that registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is so filed pursuant to Rule 424(b), the prospectus included in the Registration Statement. The Company has caused to be delivered to the Underwriter copies of each Preliminary Prospectus and has consented to the use of those copies for the purposes permitted by the Act.

            (b)  The  Commission  has  not  issued   any  order  preventing   or
suspending the use of any Preliminary Prospectus or instituted proceedings for such purpose. When the Registration Statement was or is declared effective, it
(i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply with the requirements of, the Act and the Rules and Regulations of the Commission thereunder in all material respects and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Prospectus and each amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required so to be filed, when the Registration Statement containing such Prospectus or amendment or supplement thereto was or is declared effective) and on the Firm Closing Date and any Option Closing Date (as each such term is hereinafter defined), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply with the requirements of, the Act and the rules and regulations of the Commission thereunder in all material respects and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein. The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the

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Units other than the Registration  Statement,  any Preliminary  Prospectus,  the
Prospectus or other materials, if any, permitted by the Act.

            (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Florida and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction, both domestic and foreign, where the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect to the Company. The Company has all requisite corporate power and authority to own or lease its property and conduct its business described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

            (d) The Company does not own, directly or indirectly, any capital stock of any corporation, any interest in any partnership, joint venture or limited liability Company or any other equity interest or participation in any other person, other than as described in Exhibit 21.1 as incorporated in the Registration Statement (each of which, a "Subsidiary"). Each Subsidiary has been duly chartered and organized and is validly existing in good standing under the laws of the jurisdiction of its formation, and has all requisite corporate power and authority to own or lease its property and conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction, both domestic or foreign, where the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect to the Company. Complete and correct copies (including translations into the English language for documents not initially in the English language) of the certificate of incorporation and the by-laws (or other charter documents) of the Company and each of its Subsidiaries, and all amendments thereto, have been delivered to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to the Firm Closing Date or, if later, the Option Closing Date.

            (e) The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company and is a valid and binding Agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution under this Agreement may be limited by applicable law or principals of public policy. The issuance, offering and sale by the Company to the Underwriter of the Units pursuant to this Agreement, the compliance by the Company with the provisions of this Agreement and the consummation of the other transactions contemplated in this Agreement do not (i) require the consent, approval, authorization, registration or qualification of

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or with any court or governmental or regulatory  authority,  except such as have been obtained, such as may be required under state securities or blue sky laws and, if the registration statement filed with respect to the Units (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or
(ii) result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company or any subsidiaries pursuant to the terms or provisions of, or conflict with or result in a breach or violation of, or constitute a default under, any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of its respective property is bound or subject, or the certificate of incorporation (including the statement of designations for the outstanding preferred stock (the "Preferred Stock") of the Company) or by-laws of the Company or the charter of any Subsidiary, or any statute or any rule, regulation, judgment, decree, or order of any court or other governmental or regulatory authority or any arbitrator applicable to the Company or any Subsidiary.

            (f) The Company has an authorized, issued and outstanding capitali-zation as set forth in the Prospectus under the caption "Capitalization" (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. There are no outstanding options, warrants or other rights granted by the Company to purchase shares of its Common Stock or other securities or obligations convertible into shares of its Common Stock or into debt securities other than as described in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Units, Debentures and Warrants have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to and paid for by the Underwriter pursuant to this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights, and the Debentures and Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies. The Common Stock issuable upon conversion of the Debentures and upon the exercise of the Warrants has been duly authorized and reserved by the Company and, when issued, as provided for in the Debentures or the Warrants, will be duly and validly issued, fully paid and nonassessable. No holder of outstanding securities of the Company is entitled as such to any preemptive or other right to subscribe for any of the Units. The Company has duly given notice to all persons entitled to have securities registered by the Company under the Registration Statement. The Company has reserved an aggregate of 15,305,526 shares of Common Stock for issuance upon exercise or conversion, as applicable, of outstanding options, warrants and convertible securities.

            (g) The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and the descriptions correctly state the material aspects of the

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Debentures and Warrants as contemplated by the offering of the Units.  Since the inception of the Company in February of 1974, all issuances of the equity and debt securities of the Company were effected pursuant to valid private offerings exempt from registration under the Act or registered for offer and sale under the Act. Since January 1, 1994, no compensation was paid to or on behalf of any member of the National Association of Securities Dealers, Inc. ("NASD"), or any affiliate or employee thereof, in connection with any such private offering, except as previously disclosed in writing to the Underwriter.

            (h) No consent, approval, authorization or order of, or any filing or declaration with, any stockholder of the Company or any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or blue sky laws or the by-laws and rules of the NASD, the American Stock Exchange or the Pacific Stock Exchange.

            (i) The consolidated financial statements of the Company included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations of the Company for the periods specified. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods involved. The selected financial data set forth under the caption "Selected Financial Data" and the summary financial data set forth under the caption "Prospectus Summary - Summary Consolidated Financial Information" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, on the basis stated in the Prospectus (or such Preliminary Prospectus), the information included therein. No other financial statements or schedules are required to be in the Registration Statement.

            (j) Deloitte & Touche LLP and Price Waterhouse LLP (collectively, the "Accountants"), each of which has certified certain financial statements of the Company and delivered its respective report with respect to the financial statements and schedules as specified and included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants with respect to the Company as required by the Act and the applicable rules and regulations thereunder. The statements in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) pursuant to Items 304 and 509 of Regulation S-X of the Rules and Regulations are true and correct in all material respects.

            (k) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (i) except as otherwise contemplated therein, there has been no material adverse change in the business, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in

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the ordinary course of business,  (ii) except as otherwise stated therein, there have been no transactions entered into by the Company and its Subsidiaries and no commitments made by the Company and its Subsidiaries that, individually or in the aggregate, are material with respect to the Company and its Subsidiaries,
(iii) except as otherwise stated therein, there has not been any obligation, direct or contingent, incurred by the Company or its Subsidiaries, except obligations in the ordinary course of business, (iv) except as otherwise stated therein, there has not been any change in the capital stock or indebtedness of the Company, and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries in respect of any class of its capital stock.

            (l) No material legal or governmental proceedings, domestic or foreign (including under any environmental laws), civil, administrative or criminal, are pending to which the Company or any Subsidiary is a party or to which the property of the Company or any Subsidiary or any of their respective officers is subject and to the Company's knowledge, no such proceedings have been threatened against the Company or any Subsidiary or with respect to any of its property, except as such are described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). No contract or other document of the Company or any Subsidiary is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to or incorporated in the Registration Statement that is not described therein (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) or filed as required.

            (m) Neither the Company nor any Subsidiary is (i) in violation of its certificate of incorporation (or charter) or by-laws, (ii) in violation in any material respect of any law, statute, regulation, ordinance, rule, order, judgment or decree of any court or any governmental or regulatory authority applicable to the Company or any Subsidiary, or (iii) in default in any material respect in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, note, debenture, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its property may be bound or subject.

            (n) The Company and each Subsidiary owns or possesses adequate rights to use all intellectual property, including all U.S. and foreign patents, trademarks, service marks, trade names, copyrights, inventions, know-how, trade secrets, proprietary technologies, processes and substances, or applications or licenses therefor, that are described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and any other rights or interests in items of intellectual property as are necessary for the conduct of the business now conducted or proposed to be conducted by it as described in the Prospectus (or, such Preliminary Prospectus); and, neither the Company nor any Subsidiary is aware of the granting of any patent rights to, or the filing of applications therefor by, others, nor is the Company nor any Subsidiary aware of, nor has the Company nor any Subsidiary received notice of, infringement of or conflict with asserted rights of others with respect to any of the foregoing. All such intellectual property rights and interests are (i) valid and enforceable and (ii) to the knowledge of the Company, not being

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infringed  by any third  parties in a manner that would have a material  adverse effect on the Company.

            (o) The Company and each Subsidiary possesses adequate licenses, orders, authorizations, approvals, certificates or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including those related to enforcement of environmental laws) necessary to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and, except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no pending or, to the knowledge of the Company, threatened, proceedings relating to the revocation or modification of any such license, order, authorization, approval, certificate or permit which would have a material adverse effect on the Company.

            (p) The Company and each Subsidiary has good and marketable title to, or valid and enforceable leasehold estates in, all of the properties and assets reflected in the Company's consolidated financial statements or as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any material nature, except as reflected in such financial statements or as described in the Registration Statement and the Prospectus (and such Preliminary Prospectus) and liens for taxes not yet due and payable, except where such liens shall not have a material adverse effect upon the Company. The Company and each Subsidiary occupies its leased properties under valid and enforceable leases conforming to the description thereof set forth in the Registration Statement and the Prospectus (or such Preliminary Prospectus). The agreements to which the Company or any of its Subsidiaries are parties described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) have been duly authorized, executed and delivered by the Company or such Subsidiary, are valid and binding agreements, enforceable by the Company and its Subsidiaries (as applicable), except (i) as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles and (ii) as is otherwise disclosed in the Registration Statement and Prospectus.

            (q) The Company is not subject to registration as an "investment Company" under the Investment Company Act of 1940.

            (r) No labor dispute with the employees of the Company or any Subsidiary exists, or to the Company's knowledge, is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company or any Subsidiary.

            (s) The Company and each of its Subsidiaries has filed all necessary federal, state, local and foreign income, franchise sales, use, employee withholding and other tax returns relating to the operations of the Company and its Subsidiaries and all taxes shown as due

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thereon have been paid;  and the Company has no knowledge of any tax  deficiency which has been or might be asserted or threatened against the Company or any of its Subsidiaries which could have a material adverse effect on the Company and its Subsidiaries taken as a whole or their business, properties, business prospects, condition (financial or otherwise) or results of operations, and except to the extent that such any such taxes are being contested in good faith by the Company and adequately reserved against and other than taxes which have been accrued on the books of the Company.

            (t) All material transactions between any of the Company and its Subsidiaries, on the one hand, and any of the officers, directors and key employees of the Company and its Subsidiaries have been accurately and fully disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

            (u)  The  Company  and  each  Subsidiary  is  insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; neither the Company nor any Subsidiary has been refused any material insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its and each Subsidiary's existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company or any Subsidiary, except as described in or contemplated by the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

            (v) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or termination of listing of the Common Stock on the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or listing except as set forth in the Prospectus (or, if the Prospectus is not in existence, in the Preliminary Prospectus). The Units, Debentures and Warrants are eligible for listing on the American Stock Exchange, and will be so listed as of the effective date of the Registration Statement.

            (w) Neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any of their employees, officers, directors or agents, has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

            (x) Neither the Company nor any of its officers or directors has taken and will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Units.

            (y) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (z) No person has acted as a finder in connection with the transactions contemplated herein and the Company will indemnify the Underwriter with respect to any claim for finder's fees in connection herewith. The Company has no management or financial consulting agreements with anyone. No promoter, officer, director or stockholder of the Company is, directly or indirectly, associated with an NASD member, except as has been previously disclosed in writing to the Underwriter.

            (aa) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter was, or will be when made, inaccurate, untrue or incorrect.

     2. PURCHASE, SALE AND DELIVERY OF THE UNITS.

            (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Firm Units at a purchase price of $900.00 per Firm Unit.

            (b) One or more certificates in definitive form for the Firm Units that the Underwriter has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriter requests upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Underwriter for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by certified or official bank check or checks drawn upon or by a New York Clearing House bank and payable in next-day funds to the order of the Company. Such delivery of and payment for the Firm Units shall be made at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York at 9:30 A.M., New York time, on ______________________, 1996 or at such other place, time or date as the Company and the Underwriter may agree upon, such time and date of delivery against payment being herein referred to as the "Firm Closing Date." The

Company will make such certificate or certificates for the Firm Units available for checking and packaging by the Underwriter at the offices in New York, New York of the Company's transfer agent and registrar at least 24 hours prior to the Firm Closing Date.

            (c) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Units as contemplated by the Prospectus, the Company hereby grants to the Underwriter an option to purchase any or all of the Option Units. The purchase price to be paid for any of the Option Units shall be the same price per Unit as the price per Unit for the Firm Units set forth above in paragraph (a) of this Section 2. The option granted hereby may be exercised as to all or any part of the Option Units from time to time within 30 days after the date of the Prospectus. The Underwriter shall not be under any obligation to purchase any of the Option Units prior to the exercise of such option. The Underwriter may from time to time exercise the option granted hereby by giving notice in writing to the Company setting forth the aggregate number of Option Units to be exercised and the date and time for delivery of and payment for such Option Units. Any such delivery date shall not be later than three business days after such notice of exercise and, in any event, shall be no earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Underwriter and the Company may agree upon, is herein called the "Option Closing Date" with respect to such Option Units. Upon exercise of the option as provided herein, the Company shall become obligated to sell to the Underwriter, and, subject to the terms and conditions herein set forth, the Underwriter shall become obligated to purchase from the Company, the Option Units as to which the Underwriter is then exercising its respective option. The number of Option Units may be adjusted to avoid fractional shares. If the option is exercised as to all or any portion of the Option Units, one or more certificates in definitive form for such Option Units, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (b) of this Section 2, except that reference therein to the Units and the Firm Closing Date shall be deemed, for purposes of this paragraph (c), to refer to such Option Units and Option Closing Date, respectively.

     3. OFFERING BY THE UNDERWRITER. The Underwriter shall offer the Firm Units for sale to the public upon the terms set forth in the Prospectus. If the option set forth in Section 2(c) of this Agreement is exercised, then the Underwriter shall offer the Option Units for sale to the public upon the terms set forth in the Prospectus.

     4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriter that:

            (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Units is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the

Act and the Rules and Regulations of the Commission thereunder to the extent necessary to permit the continuance of sales or of dealings in the Units in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission any prospectus or amendment referred to in the first sentence of Section 1(a) hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement as to which the Underwriter shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Underwriter shall not have given its consent. The Company will prepare and file with the Commission, in accordance with the Rules and Regulations of the Commission, promptly upon request by the Underwriter or counsel to the Underwriter, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Units by the Underwriter, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Underwriter, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Underwriter of each such filing or effectiveness.

            (b) The Company will advise the Underwriter, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Units, Debentures or Warrants for offering or sale in any jurisdiction, (iii) the institution, threat or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

            (c)  The  Company  will,   in  cooperation   with  counsel   to  the
Underwriter, arrange for the qualification of the Units (including the Debentures and Warrants) for offering and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Units; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction. In each jurisdiction in which the Units, Debentures and Warrants shall have qualified or are exempt from such qualification, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

            (d) If, at any time when a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules or Regulations of the Commission thereunder, the Company will promptly notify the Underwriter thereof and, subject to Section 4(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

            (e) The Company will, without charge, provide to the Underwriter and to counsel for the Underwriter (i) as many signed copies of the Registration Statement originally filed with respect to the Units and each amendment thereto (in each case including exhibits thereto) as the Underwriter may reasonably request, (ii) as many conformed copies of such Registration Statement and each amendment thereto (in each case without exhibits thereto) as the Underwriter may reasonably request and (iii) so long as a prospectus relating to the Units is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriter may reasonably request.

            (f) The Company will apply the net proceeds from the sale of the Units as set forth under "Use of Proceeds" in the Prospectus.

            (g) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Act, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the Act, copies of the Prospectus including the information omitted in reliance on Rule 430A, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

            (h) The Company will file with the American Stock Exchange or such other exchange on which its securities are listed all documents and notices that are required, respectively, of companies with securities that are listed on such Exchanges. The Company will use its best efforts to cause Units, Debentures and Class A Warrants to maintain their listing on the American Stock Exchange under the symbols "BNTU," "BNTD" and "BNTA," respectfully. Additionally, once a sufficient number of Class B Warrants are outstanding, the Company will use its best efforts to cause, such Warrants to be listed on the American Stock Exchange under the symbol "BNTB."

            (i) During a period of three years commencing with the Firm Closing Date, the Company will furnish to the Underwriter, at the Company's expense, copies of (i) all periodic and special reports furnished to stockholders of the Company and (ii) all information, documents and reports filed by the Company with the Commission.

            (j) Prior to the Firm Closing Date, the Company will deliver to the Underwriter a reasonably detailed budget covering the period from the Firm Closing Date to the end of the Company's first fiscal year following the Firm Closing Date. In addition, during the next succeeding two fiscal years, the Company will supply the Underwriter, not less than 30 days after the beginning of each fiscal year, with a budget for such fiscal year. For each period covered by a budget to be supplied to the Underwriter, the Company will also supply financial statements prepared in sufficient detail so as to allow comparison to the budgets.

            (k) For a period of three years after the effective date of the Registration Statement, the Company will continue to retain Deloitte & Touche LLP or other nationally recognized independent certified public accountants reasonably satisfactory to the Underwriter.

            (l) The Company has appointed American Stock Transfer & Trust Company as transfer agent for the Units, Debentures and Warrants and as trustee, paying agent and conversion agent for the Debentures, subject to the Closing. The Company will not change or terminate such appointments or the prior appointment of Chemical Mellon Shareholder Services as the transfer agent and registrar for the Common Stock for a period of three years from the Firm Closing Date without first obtaining the written consent of the Underwriter, which consent shall not be unreasonably withheld, except it may substitute American Stock Transfer & Trust Company as transfer agent and registrar for the Common Stock. For a period of five years after the Firm Closing Date, the Company shall cause the respective transfer agents to deliver promptly to the Underwriter a duplicate copy of the daily transfer sheets relating to trading, if any, of the Units, Debentures, Warrants and Common Stock.

            (m) The Company shall, prior to the Firm Closing Date, register the Units, Debentures and Warrants under Section 12 of the Exchange Act.

            (n) The Company shall cause Deloitte & Touche LLP to deliver to the Underwriter, on the date the Registration Statement is declared effective and at the closing(s) hereunder, the letter referred to in Section 6(d).

            (o)  If  at  any  time  after  the  Registration  Statement  becomes effective until the date the Underwriter advises the Company that the distribution of the Units has been completed (which in the absence of express notice will be deemed to be the Option Closing Date or the termination or expiration of the over-allotment option), any rumor in any financial market or any publication or event shall occur, in each case relating to or affecting the Company, as a result of which in the opinion of the Underwriter the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Underwriter advising the Company to the effect set forth above, forthwith prepare, consult with the Underwriter concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to the Underwriter, responding to or commenting on such rumor, publication or event.

            (p) During the period of 180 days after the date of this Agreement, the Company will not at any time, directly or indirectly, take any action designed to or that will constitute, or that might reasonably be expected to cause or result in, the stabilization of the price of the Common Stock to facilitate the sale or resale of any of the Units, Debentures, Warrants or Common Stock.

            (q) For a period of three years following the Firm Closing Date, the Company will permit a representative of the Underwriter to observe the meetings of the Company's board of directors. The Company will reimburse that representative for all reasonable expenses incurred in attending board meetings, including but not limited to food, transportation and lodging. During that three-year period, the Company will hold no less than four formal and "in person" meetings of its board of directors each year at which meetings and any other meetings of the board of directors during such time period, the representative will be invited to attend and minutes shall be taken. The Company shall provide to such representative copies of all management reports, financial and operating information, draft and final minutes of meetings, notices of meetings and other documents and information as are provided to the board of directors in connection with any meeting thereof or action by written consent thereof, concurrently with the delivery of such information and documents to the directors.

            (r) Prior to the 90th day after the Firm Closing Date, the Company will provide the Underwriter and its designees with five bound volumes of the transaction documents relating to the Registration Statement and the closing(s) hereunder, in form and substance reasonably satisfactory to the Underwriter.

     5. EXPENSES.

            (a) The Company shall pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 9 hereof, including all costs and expenses incident to (i) the preparation, printing and filing or other production of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Units and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement, any selected dealer agreement and any other agreements and documents governing the underwriting arrangements, and any blue sky memoranda, (ii) all reasonable and necessary arrangements relating to the delivery to the Underwriter of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the preparation, issuance and delivery to the Underwriter of any certificates evidencing the Units, Debentures and Warrants, including indenture trustee's, warrant agent's, transfer agent's and registrar's fees or any transfer or other taxes payable thereon, (v) the qualification of the Units, Debentures and Warrants under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriter relating thereto (such counsel fees not to exceed $ 15,000) and any fees and disbursements of local counsel, if any, retained for such purpose,
(vi) the
filing fees of the Commission, the NASD, and the American Stock Exchange, (vii) the inclusion of the Units, Debentures, and Warrants on the American Stock Exchange and, if requested by the Underwriter, in the Standard and Poor's Corporation Descriptions Manual, (viii) any "road shows" or other meetings with prospective investors in the Units, including transportation, accommodation, meal, conference room, audio-visual presentation and similar expenses of the Underwriter or its representatives or designees (other than as shall have been specifically approved by the Underwriter to be paid for by the Underwriter),
(ix) the placing of "tombstone advertisements" in reasonable publications selected by the Underwriter, (x) all bank escrow fees and (xi) all postage and mailing expenses. In addition to the foregoing, the Company shall reimburse the Underwriter for its expenses on the basis of a non-accountable expense allowance in the amount of 3% of the gross offering proceeds to be received by the Company, $50,000 of which has been paid by the Company to the Underwriter. The Underwriter hereby acknowledges receipt of such $50,000, which shall be credited against the non-accountable expense allowance to be paid by the Company. The unpaid portion of the expense allowance, based on the gross proceeds from the sale of the Firm Units, shall be deducted from the funds to be paid by the Underwriter in payment for the Firm Units, pursuant to Section 2 of this Agreement, on the Firm Closing Date. To the extent any Option Units are sold, any remaining non-accountable expense allowance based on the gross proceeds from the sale of the Option Units shall be deducted from the funds to be paid by the Underwriter in payment for the Option Units, pursuant to Section 2 of this Agreement, on the Option Closing Date. The Company warrants, represents and agrees that all such payments and reimbursements will be promptly and fully made.

            (b) Notwithstanding any other provision of this Agreement, if the Company determines not to proceed with the offering of the Firm Units contemplated hereby for any reason, or the Underwriter elects to terminate this Agreement pursuant to Section 9 hereof, the Company agrees that, in addition to the Company paying its own expenses as described in subparagraph (a) above, (i) the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket legal expenses (in addition to blue sky legal fees and expenses referred to in subparagraph (a) above), and (ii) the Underwriter shall be entitled to retain the non-accountable expense allowance paid by the Company pursuant to subparagraph (a) above; provided, however, that the amount retained pursuant to this clause (ii) shall not exceed the Underwriter's expenses on an accountable basis to the date of such cancellation and that all unaccounted for amounts shall be refunded to the Company (excluding blue sky legal fees and expenses referred to in subparagraph (a) above). Such expenses shall include, but are not to be limited to, any additional expenses, including, but not limited to, travel and lodging expenses, postage expenses, duplication expenses, long-distance telephone and facsimile expenses, and other expenses incurred by the Underwriter in connection with the proposed offering. If the Company shall fail to pay any portion of the expenses set forth herein within five (5) days of receipt of a written request therefor, the Company shall be liable to the Underwriter for attorneys' fees and costs incurred in the collection of said amount.

     6. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Firm Units shall be subject, in the Underwriter's sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

            (a) If the Registration Statement, as heretofore amended, has not been declared effective as of the time of execution hereof, the Registration Statement, as heretofore amended or as amended by an amendment thereto to be filed prior to the Firm Closing Date, shall have been declared effective not later than 11 A.M., New York time, on the date on which the amendment to such Registration Statement containing information regarding the initial public offering price of the Units has been filed with the Commission, or such later time and date as shall have been consented to by the Underwriter; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

            (b) The Underwriter shall have received an opinion, dated the Firm Closing Date, of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, to the effect that:

                        (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other domestic jurisdiction, in which its ownership or leasing of any properties or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the business of the Company. Each Subsidiary which has been organized in the United States (the "U.S. Subsidiary") has been duly chartered and organized and is existing in good standing under the laws of the jurisdiction of its formation. To such counsel's knowledge, the Company does not have any direct or indirect subsidiary other than the companies incorporated in
Exhibit 21.1. The Company is the sole record and beneficial owner of all of the capital stock of each of its Subsidiaries.

                        (2) The Company and each U.S. Subsidiary has full corporate power to own or lease its property and conduct its business as now being conducted as described in the Registration Statement and the Prospectus, and the Company has full corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

                        (3) To such counsel's knowledge, all of the outstanding shares of the Company's Common Stock and Preferred Stock have been duly authorized and such shares are validly issued, fully paid and non assessable. There are no outstanding options, warrants or other rights granted by the Company to purchase or convertible into shares of its Common Stock or other securities of the Company other than as described in the Prospectus. The Firm Units have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to and paid for by the Underwriter pursuant to this Agreement, the Firm Units will be validly issued, fully paid, nonassessable and to such counsel's knowledge free of preemptive rights and will conform in all material respects to the description thereof in the Prospectus, and the Debentures and Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies. The Common Stock issuable upon conversion of the Debentures and upon the exercise of the Warrants has been duly authorized and reserved by the Company and, when issued, as provided for in the Debentures or the Warrants, will be duly and validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof in the Prospectus. To such counsel's knowledge, no holder of outstanding securities of the Company is entitled as such to any preemptive or other right to subscribe for any of the Units; and to such counsel's knowledge, no person is entitled to have securities registered by the Company under the Registration Statement or otherwise under the Act other than as described in the Prospectus.

                        (4) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, for which shareholder approval is not required, and this Agreement has been duly executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution under this Agreement may be limited by applicable law or public policy.

                        (5) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus. The statements set forth under the headings "Description of Debentures" and "Description of Securities -- Redeemable Warrants" in the Prospectus, insofar as those statements purport to summarize the terms of the Firm Units (including the underlying Debentures and Warrants) of the Company, provide a fair summary of such terms. The statements in the Prospectus, insofar as those statements constitute matters of law or legal conclusions, or summaries of the contracts and agreements referred to therein, constitute a fair summary of those matters, legal conclusions, contracts and agreements and include all material terms thereof, as applicable.

                        (6) To such counsel's knowledge, none of (A) the execution and delivery of this Agreement, (B) the issuance, offering and sale by the Company to the Underwriter of the Firm Units pursuant to this Agreement, nor
(C) the compliance by the Company with the other provisions of this Agreement and the consummation of the transactions contemplated hereby,

(i) requires the consent, approval, authorization, registration or qualification of or with any stockholder of the Company or any court or governmental authority, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws or the American and Pacific Stock Exchanges, or (ii) conflicts with or results in a breach or violation of, or constitutes a default under, any material contract, indenture, mortgage, deed of trust, loan agreement, note, debenture, lease or other agreement or instrument to which the Company or any U.S. Subsidiary is a party or by which the Company or any U.S. Subsidiary or any of its property is bound or subject, or the certificate of incorporation, including the designation of the Preferred Stock, or by-laws of the Company or of any U.S. Subsidiary, or any material statute or any judgment, decree, order, rule or regulation of any court or other governmental or regulatory authority known to such counsel which is applicable to the Company or any U.S. Subsidiary.

                        (7) To such counsel's knowledge, no legal or govern-mental proceedings, civil, administrative or criminal, are pending or threatened to which the Company or any Subsidiary is a party or to which the property of the Company or any Subsidiary is subject and no contract or other document known to such counsel is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

                        (8) Counsel has reviewed all contracts, instruments or other documents referred to in the Registration Statement and the Prospectus and such contracts, instruments or other documents are fairly summarized or disclosed therein in all material respects, and filed as exhibits thereto as required, and such counsel does not know of any contracts, instruments or other documents required to be so summarized or disclosed or filed which have not been so summarized or disclosed or filed.

                        (9) All descriptions in the Prospectus of U.S. laws, statutes, licenses, rules, regulations and legal and governmental proceedings are accurate in all material respects and fairly present the information required to be shown in all material respects, and, to such counsel's knowledge, there is no law, statute, license, rule or regulation required to be described in the Registration Statement and the Prospectus which is not accurately described in all material respects.

                        (10) The Company and each U.S. Subsidiary possesses adequate licenses, orders, authorizations, approvals, certificates or permits issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct its business in the manner presently being conducted as described in the Registration Statement and the Prospectus, and, to such counsel's knowledge, there are no pending or threatened proceedings relating to the revocation or modification of any such license, order, authorization, approval, certificate or permit, except as disclosed in the Registration Statement and the Prospectus.

                        (11) The Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the

Registration Statement or any amendment thereto has been issued, and to such counsel's knowledge, no proceedings for that purpose have been instituted or threatened or, are contemplated by the Commission.

                        (12) The registration statement originally filed with respect to the Firm Units and each amendment thereto and the Prospectus (in each case, other than the financial statements and schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations of the Commission thereunder.

                        (13) The Company is not subject to registration as an "investment Company" under the Investment Company Act of 1940.

                        (14)  The  Units,  Debentures  and   Warrants  have been
approved for listing on the American Stock Exchange.

     In addition, such counsel shall state that counsel has participated in conferences with officials and other representatives of the Company, the Underwriter, Underwriter's Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Firm Closing Date and on any later date on which Option Units are to be purchased, as the case may be, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Firm Closing Date or any later date on which the Option Units are to be purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials, copies of which certificates will be provided to the Underwriter, and, as to matters of the laws of France and Spain, as the case may be, shall rely on the opinions of S.C.P. Deidler-de la Robertie and ________________, special counsel to the Company, respectively, and shall expressly authorize such reliance, and counsel to the Company shall expressly state in their opinion that such counsel's and the Underwriter's reliance upon such opinion is justified.

     References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

            (c) The Underwriter shall have received the opinion, dated as of the Firm Closing Date, of S.C.P. Diedler-de la Robertie, special counsel to the Company with respect to French law, and of_____________, special counsel to the Company with respect to Spanish law, in form and substance satisfactory to counsel for the Underwriter to the effect that:

               (i) Each Subsidiary listed on Schedule I thereto was formed in France or Spain (as the case maybe), is a wholly owned subsidiary of the Company, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization; and each has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus.

               (ii) No authorization, approval, consent or license of any French or Spanish, as the case may be, governmental or regulatory body, agency or instrumentality is required in connection with the conduct of business by the Subsidiaries, except as described in the Prospectus.

               (iii) Each respective Subsidiary has obtained all licenses, permits and other governmental authorizations necessary to conduct its business as described in the Prospectus; such licenses, permits and other governmental authorizations obtained are in full force and effect, and each Subsidiary is in all material respects complying therewith.

               (iv) The Company owns all of the outstanding securities of each respective Subsidiary; all of each Subsidiary's outstanding securities have been duly authorized, are validly issued, fully paid and non-assessable and have not been issued in violation of the preemptive rights of any security holder.

               (v) Each respective Subsidiary has good and marketable title to its assets and properties, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except those reflected in the financial statements included in the Prospectus.

               (vi) Such counsel knows of no pending or threatened legal or governmental proceedings to which the respective Subsidiary is a party which could materially adversely affect the business, property, financial condition or operations of the respective Subsidiary.

               (vii) Such counsel is familiar with all material contracts or other agreements entered into by each respective Subsidiary with other companies, individuals, research institutes, academic institutes or governmental or quasi-governmental agencies referred to in the Registration Statement and Prospectus, and all such agreements are valid, binding and enforceable under the respective jurisdiction's law, and to the knowledge of such counsel, is not in default under any of the agreements;


               (viii) Neither respective Subsidiary is in violation of or default under its charter or by-laws, or, to the knowledge of such counsel, in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the respective Subsidiary is a party or by which it or any of its properties may be bound, or in violation of any material order, rule, regulation, writ, injunction or decree of any government or governmental instrumentality or court, or any law governing the operations of its business.

               (ix) No authorization, approval, consent or license of any governmental or regulatory body, agency or instrumentality is required in connection with the transfer of funds, the advancement of funds, the making of loans or otherwise incurring any indebtedness or the payment of dividends either from the Company to the respective Subsidiary or from the respective Subsidiary to the Company.

     References to the Registration Statement and the Prospectus in this paragraph (c) with respect to the letter referred to above shall include any amendment or supplement thereto at the date of such letter.

            (d) The Underwriter shall have received from Deloitte & Touche LLP a letter dated the date the Registration Statement is declared effective and a letter dated the Firm Closing Date, in form and substance satisfactory to the Underwriter, to the effect that (i) they are independent public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations; (ii) in their opinion, the financial statements examined by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations; (iii) based upon procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the financial information set forth under "Selected Financial Data" in the Prospectus was not determined on a basis substantially consistent with that used in determining the corresponding amounts in the financial statements included in the Registration Statement or (B) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the long-term debt of the Company or any decrease in working capital or net assets as compared with the amounts shown in the September 30, 1995 balance sheet included in the Registration Statement or, during the period from October 1, 1995 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding quarter, in revenues, or any increase in certain specified expense items of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriter, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

     References to the Registration Statement and the Prospectus in this paragraph (d) with respect to the letters referred to above shall include any amendment or supplement thereto at the date of such letter.

            (e) The Underwriter shall have received on the Firm Closing Date a certificate of the Company, dated the Firm Closing Date as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that:

               (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Firm Closing Date, and the Company has complied in all material respects with all the agreements and covenants and satisfied all the conditions on its part to be performed or satisfied at or prior to the Firm Closing Date.

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or to the Company's knowledge are pending or threatened under the Act.

               (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Act and the Rules and Regulations thereunder and in all material respects conformed to the requirements of the Act and the Rules and Regulations thereunder, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth, except that no representation need be made with respect to information provided by or on behalf of the Underwriter for inclusion in the Prospectus or Registration Statement.

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise, (b) any transaction that is materially adverse to the Company and its Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company or its Subsidiaries, except (A) obligations incurred in the ordinary course of business or (B) as disclosed in or contemplated by the Registration Statement and the Prospectus, (d) any change in the capital stock or material change in the outstanding indebtedness of the Company or any of its Subsidiaries not incurred in the ordinary course of business, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its Subsidiaries which has been sustained or will be sustained which has a material adverse effect on the condition (financial or otherwise), operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise.

               (f) The Units, Debentures, Warrants and Common Stock shall be qualified in such jurisdictions as the Underwriter may reasonably request pursuant to Section 4(c), and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Firm Closing Date.

               (g) On or before the Firm Closing Date, the Underwriter and counsel for the Underwriter shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

     All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriter and counsel for the Underwriter. The Company shall furnish to the Underwriter such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriter and counsel for the Underwriter shall reasonably request.

     Except as provided for in the following paragraph, the respective obligations of the Underwriter to purchase and pay for any Option Units shall be subject, in its discretion, to each of the foregoing conditions to purchase the Units, except that all references to the Firm Units and the Firm Closing Date shall be deemed to refer to such Option Units and the related Option Closing Date, respectively.

     At the Option Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriter a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from Deloitte & Touche LLP, that nothing has come to their attention during the period from the date of the letter furnished in connection with the Firm Closing Date, referred to in Section 6(d) hereof, and the Option Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Firm Closing Date and the Option Closing Date.

     7. INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company agrees to indemnify and hold harmless the Under-writer and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages, amounts paid in settlement or liabilities, joint or several, to which the Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                        (1) any breach of any representation or warranty of the Company contained in Section 1 of this Agreement,

                        (2) any untrue statement or alleged untrue statement of any material fact contained in (A) the registration statement originally filed with respect to the Units or any amendment thereto, the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Units under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"), or

                        (3) the omission or alleged omission to state n such registration statement or any amendment thereto, the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any loss, claim, damage, liability, action, investigation, litigation or proceeding; provided, however, that the Company will not be liable to the Underwriter or any controlling person of the Underwriter in any such case (or in the case of clause (2) above) to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in (i) any Preliminary Prospectus which is corrected in the Prospectus or (ii) the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the

Company by the Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriter or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

            (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against, any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

            (c) Promptly  after  receipt  by  an  indemnified  party  under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

            (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Units or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof as well as other equitable considerations). The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriter agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph
(d), the Underwriter shall not be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Units purchased by the Underwriter under this Agreement, less the aggregate amount of any damages that the Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     8. SURVIVAL. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, any of its officers or directors and the Underwriter set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriter or any controlling person referred to in Section 7 hereof or (ii) delivery of and payment for the Units. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     9. TERMINATION.

            (a) This Agreement may be terminated with respect to the Firm Units or any Option Units in the sole discretion of the Underwriter by notice to the Company given at or prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that:

                        (1) the Company shall have failed, refused or been unable to perform all obligations in all material respects and satisfy in all material respects all conditions on its part to be performed or satisfied hereunder at or prior thereto, including, without limitation, any change in the condition (financial or otherwise), operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise from that set forth in the Registration Statement or the Prospectus, which in the reasonable judgment of the Underwriter, is material and adverse;

                        (2) the Company or any Subsidiary sustains a material loss by reason of explosion, strike, fire, flood, accident or other calamity, which, in the sole opinion of the Underwriter, substantially affects the value of the properties of the Company and the Subsidiaries considered as one enterprise or which materially interferes with the operation of the business of the Company and the Subsidiaries considered as one enterprise regardless of whether such loss shall have been insured; there shall have been any material adverse change, or any development involving a prospective material adverse change (including, without limitation, a change in management or control of the Company), in the business, operations, condition (financial or otherwise) or business prospects, of the Company and the Subsidiaries considered as one enterprise, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

                        (3) any material action, suit or proceeding shall be threatened, instituted or pending, at law or in equity, by or against the Company or any Subsidiary, by any person or by any federal, state, foreign or other governmental or regulatory commission, board or agency;

                        (4) trading in the Common Stock or the Units shall have been suspended by the Commission or the American Stock Exchange, or trading in securities generally on the American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on such exchange;

                        (5) a banking moratorium shall have been declared by New York or United States authorities; or

                        (6) there shall have been (A) an outbreak of hostilities between the United States and any foreign power (or, in the case of any ongoing hostilities, a material escalation thereof), (B) an outbreak of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in financial, political or economic conditions, having an effect on the financial markets that, in any case referred to in this clause (6), or there shall have been a material disruption in the market stabilization of the securities being sold hereunder, which in the sole judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Units or the Option Units as contemplated by the Registration Statement

            (b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in
Section 5(b) and Section 7 hereof.

     10. INFORMATION SUPPLIED BY THE UNDERWRITER. The statements set forth under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by the Underwriter to the Company for the purposes of Sections 1(b) and 7(b) hereof. The Underwriter confirms that such statements (to such extent) are correct.

     11. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed or delivered or telegraphed or faxed (confirmed by letter) to Coleman and Company Securities, Inc, 666 Fifth Avenue, New York, New York 10103, Attention: Corporate Finance Department; and if sent to the Company, shall be mailed, delivered or telegraphed or faxed (confirmed by letter) to the Company at Bentley Pharmaceuticals, Inc., One Urban Centre, Suite 550, 4830 West Kennedy Boulevard, Tampa, Florida 33609, Attention: Mr. James R. Murphy, Chairman. Any such notice shall be effective only upon receipt.

     12. SUCCESSORS. This Agreement shall inure to the benefit of and shall be binding upon the Underwriter, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriter contained in Section 7 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Units from the Underwriter shall be deemed a successor or assign because of such purchase.

     13. APPLICABLE LAW. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

     14. INTERPRETATION. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement sets forth the entire agreement between the parties hereto as to the subject matter herein, and cannot be amended or modified except by a writing executed by the parties hereto.

     15.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and the Underwriter.

                                                Very truly yours,

                                                BENTLEY PHARMACEUTICALS, INC.


                                                By: /s/ James R. Murphy
                                                    ----------------------------
                                                    Name: James R. Murphy
                                                    Title: Chairman of the Board

The foregoing agreement is hereby confirmed and accepted as of the date first above written

COLEMAN AND COMPANY SECURITIES, INC.


By:_________________________________
   Name:
   Title: